UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2007

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-49786	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

5211 Cascade Road, S.E. Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On September 7, 2007, at a special meeting held for that purpose, the shareholders of Professionals Direct, Inc., a Michigan corporation (the “Company”), adopted and approved the Agreement and Plan of Merger dated as of June 25, 2007, by and among the Company, The Hanover Insurance Group, Inc. and its wholly-owned subsidiary Hanover Acquisition Corp. (the “Merger Agreement”), and the merger of Hanover Acquisition Corp. with and into the Company (the “Merger”).  The approval of the Company’s shareholders is one of several conditions to the closing of the Merger.  The closing of the Merger, which is anticipated to occur during September 2007, is subject to other conditions set forth in the Merger Agreement.

A copy of the Merger Agreement is attached to the Company’s Proxy Statement relating to the proposed Merger, which was filed with the SEC on August 1, 2007.  You can obtain free copies of the Proxy Statement as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Professionals Direct, Inc. 5211 Cascade Road, S.E., Grand Rapids, Michigan 49546, Attention: Investor Relations.

Forward-Looking Statements

Statements included in this report that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the merger agreement. The forward-looking statements contained in this letter involve risks and uncertainties that could cause actual results to differ materially from those referred to in a forward-looking statement. These risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the company’s Proxy Statement filed on August 1, 2007, its most recent annual report on Form 10-KSB for the year ended December 31, 2006, and its quarterly report on Form 10-QSB and current reports on Form 8-K as subsequently filed with the SEC.  The Company does not undertake an obligation to update forward-looking statements.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 7, 2007	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer